SECOND MODIFICATION OF AGREEMENT

WHEREAS, OxySure Systems, Inc. ("OxySure") and Scott T. Freeman ("Freeman") (OxySure and Freeman jointly, the "Parties") entered into that certain Employment Agreement ("Agreement") dated September 6, 2006, and as first amended on August 30, 2008; and

WHEREAS, The Parties have agreed that it is in their best interests to modify the terms of the Agreement.

NOW, WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

Exhibit A, Section 2(a) - "Base Salary" shall be amended, and Exhibit A, Section 2(a) shall read as follows:

(2) Salary, Bonus and Benefits

(a) Base Salary: For the period commencing January 15,2009 through July 15,2009: (a) The monthly base salary shall be $3,000 per month subject to $9,000 in monthly sales margin contribution, (b) OxySure shall pay Freeman's medical insurance benefits; (c) OxySure shall issue Freeman stock options totaling 6,167 options per month, "and the stock options shall have an exercise price of $.82 per share, (d) OxySure shall pay Freeman commissions on product sales, generated by him in accordance with the following:

■	On the first $9,000 of monthly margin contribution, commission is 0%. The monthly margin contribution requirement is cumulative, starting on January 15, 2009.

■
For every dollar above $9,000 of monthly margin contribution, the commission rate is 50% of the margin contribution. If a sales transaction is shared with the Company or another sales person, then the commission rate after first $9,000 in monthly margin contribution is 25% of the margin contribution. Payment of commissions is based on funds received.

■	In the case of sales produced by distributors introduced and managed by Freeman, only the first 4 months of sales produced by the distributor is commissionable in accordance with the above.

All other provisions of the Agreement shall remain unchanged.

Agreed to and accepted: By:.

By:	By:
Mr. Julian T. Ross, CEO	Mr. Scott T. Freeman, Executive
For: OxySure Systems, Inc.
Date: January 15, 2009	Date: January 15, 2009